EXHIBIT 99.1



Comdial Corporation
106 Cattlemen Road
Sarasota, FL 34232
Telephone (800) 419-3800

Contact:
Paul K. Suijk, Chief Financial Officer (x1104)



FOR IMMEDIATE RELEASE



             COMDIAL RAISES $14.5 MILLION THROUGH PRIVATE PLACEMENT;
                              REPAYS SENIOR LENDER


     SARASOTA, FL. - SEPTEMBER 30, 2002 - Comdial Corporation (NASD OTC Market:
"CMDL") announced today that on Friday, September 27, 2002 it closed on $14.5 million of a private placement to accredited investors. This includes the conversion of approximately $3.5 million of outstanding bridge notes. The offering consisted of three year subordinated secured convertible promissory notes and warrants to acquire shares of common stock. The warrants are exercisable at $.01 for an aggregate of approximately 68 million shares of the Company's common stock. A portion of such warrants is subject to forfeiture on a pro rata basis, if the notes are repaid during the first eighteen months following their issuance. The holders of these new securities have certain registration rights.

     The Company used $6.5 million of the placement proceeds to repay in full $12.7 million of its outstanding indebtedness to Bank of America and to repurchase its Preferred Stock having a liquidation value of $10 million.

     Comdial chief financial officer, Paul K. Suijk stated, "The private placement proceeds enable us to complete our previously stated capitalization objectives. The proceeds provide us the financial flexibility required to execute our business plan. Going forward, we can now devote all our time on serving our existing customer base, exploring new and exciting product opportunities, and generating new customers who can now look at a significantly improved financial picture of the Company."
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     This announcement does not constitute an offer to sell nor shall there by any sale of these securities in any state in which such offering, solicitation or sale would be unlawful. The securities sold in the aforementioned described offering will not be nor have they been registered under the Securities Act of 1933, as amended and they may not be offered or sold in the United States absent a registration or applicable exemption from registration requirements.

ABOUT COMDIAL

Comdial Corporation, headquartered in Sarasota, Florida, develops and markets sophisticated communications solutions for small to mid-sized offices, government, and other organizations. Comdial offers a broad range of solutions to enhance the productivity of businesses, including voice switching systems, voice over IP (VoIP), voice processing and computer telephony integration solutions. For more information about Comdial and its communications solutions, please visit our web site at www.comdial.com.



FORWARD-LOOKING STATEMENTS

This press release contains statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including Comdial Corporation's ability to obtain additional funding for its business, the illiquidity of its stock as a result of its delisting on the Nasdaq SmallCap Market and its ability to obtain a listing for its stock on another national market, the risks associated with the outsourcing of its manufacturing requirements, including international risk factors, its ability to meets its obligations to its suppliers and its lenders, its ability to achieve its operational goals and to generate positive cash flow, any unfavorable outcomes of pending disputes or litigation and the various other factors set forth from time to time in Comdial's filings with the SEC, including but not limited to Comdial's most recent Form 10-K and Form 10-Q. Comdial Corporation undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


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